Exhibit 23.10

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our reserves report dated January 28, 2022, included in the Annual Report on Form 10-K of Whiting Petroleum Corporation (the “Company”) for the fiscal year ended December 31, 2021, as well as in the notes to the financial statements included therein, included in or made a part of this Registration Statement on Form S-4 of Oasis Petroleum Inc., including any amendments thereto (the “Registration Statement”), in accordance with the requirements of the Securities Act of 1933, as amended. We also consent to the references to us under the heading “Experts” contained in the joint proxy statement/prospectus, which is a part of the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:

/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Senior Vice President

Houston, Texas
May 19, 2022